Exhibit 4.62

SECOND AMENDMENT TO UNSECURED PROMISSORY NOTE

This Second Amendment to Unsecured Promissory Note (this “Amendment”) is made and entered into as of November 13, 2017, by and between Amyris, Inc., a Delaware corporation (the “Company”) and Bolding Investment S.A. (the “Investor”).

RECITALS

WHEREAS, on February 12, 2016, the Company issued to the Investor an Unsecured Promissory Note in the principal amount of $2,000,000 (as previously amended, the “Note”), which Note is attached hereto as Exhibit A.

WHEREAS, on May 15, 2017, the Company and the Investor amended the Note to extend the maturity date of the Note from May 15, 2017 to November 15, 2017.

WHEREAS, the Company and the Investor desire to further amend the Note as set forth herein.

WHEREAS, pursuant to Section 8.7 of the Note, the Note may be amended with the written consent of the Company and the Investor.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Extension of Maturity Date. The definition of “Maturity Date” in Section 1 of the Note is hereby deleted in its entirety and replaced with the following:

“Maturity Date” means December 31, 2017.

2.	Full Force and Effect. Except as expressly modified by this Amendment, the terms of the Note shall remain in full force and effect.

3.	Integration. This Amendment and the Note constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

4.	Counterparts; Facsimile. This Amendment may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile, or by email in portable document format (.pdf), and delivery of any signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other party.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

AMYRIS, INC.
By:	/s/ John Melo
Name:	John Melo
Title:	President and Chief Executive Officer

[Signature Page to Second Amendment to Unsecured Promissory Note]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BIOLDING INVESTMENT S.A.
By:	Jean Paul C. Soulie
Name:	Director
Title:

/s/ Jean Paul C. Soulie	8/11/2017

[Signature Page to Second Amendment to Unsecured Promissory Note]

Exhibit A

See attached.